UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Onvia, Inc.
(Name of Registrant as Specified In Its Charter)

Symphony Technology Group, LLC STG UGP, LLC STG LLC GP, L.P. STG III, L.P. STG III-A, L.P. Romesh Wadhwani Tim Dowd Connie Capone Anirudh Kulkarni
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2012

Dear Fellow Stockholders:

As you may know, affiliates of Symphony Technology Group, LLC (“STG LLC” or “we”) collectively are a significant stockholder in Onvia Inc. (the “Company” or “Onvia”), owning nearly 15% of the Company’s outstanding shares. We have held this position for over fifteen months, and during this time have become increasingly frustrated with the Company’s operating and financial performance and lack of progress in building shareholder value. We strongly believe that change is necessary at Onvia, starting with a change in the composition of the Board of Directors of the Company (the “Onvia Board”).

The majority of the existing Onvia Board has been in place for over seven years, and has overseen a dramatic decline in operating performance and shareholder value during this time frame. While we are not an “activist” shareholder group in inclination, we can no longer sit by and see this situation continue.

In addition to overseeing the poor performance of the Company, we believe that the Onvia Board has repeatedly refused to consider strategic alternatives as a means to create shareholder value (which belief is based upon (i) the fact that STG LLC alone has made two offers to acquire the Company over the past 15 months, only to be quickly rebuffed and (ii) STG LLC’s opinion that it is unlikely that STG LLC is the only party to have contacted Onvia with resent to a potential strategic transaction during this period). We believe that the Onvia Board is obligated to consider strategic alternatives, whether that be a sale of the business to STG LLC or to another party.

We are therefore seeking your support at the annual meeting of stockholders (the “Annual Meeting”) scheduled to be held on Thursday, May 31, 2012, at 1:00 P.M. Pacific Time at the offices of Onvia at 509 Olive Way, Suite 400, Seattle, Washington 98101, to elect our three director nominees to the Onvia Board. These nominees have strong backgrounds in Onvia’s sector and in adjacent sectors, and we believe they will bring a fresh perspective on the optimal path forward for Onvia. If elected, our nominees will represent a minority of the members of the Onvia Board. We are not seeking control of the Onvia Board. At the Annual Meeting, stockholders of the Company will be asked to consider the following:

•	The election of three Class III directors to serve for three-year terms and until their respective successors shall have been selected and qualified;

•	Ratification of the Onvia, Inc. Section 382 Tax Benefits Preservation Plan; and

•	Any other matters, if any, as may properly be brought before the Annual Meeting and any postponement or adjournment of the Annual Meeting.

We believe our nominees are highly qualified and independent within the meaning of the listing standards of NASDAQ. None of our nominees are affiliated with STG LLC. Our nominees are committed to exercising their independent judgment in all matters before the Onvia Board and, if elected, they will work constructively with the other members of the Onvia Board. Specifically, if elected, our nominees intend to, subject to their fiduciary duties, urge the other members of the Onvia Board to conduct a comprehensive examination of all strategic alternatives available to Onvia, including a complete sale of the Onvia business to the highest and most qualified bidder.

We urge those of you to whom we provide proxy cards to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today. The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to certain stockholders beginning on or about April 26, 2012.

If you have already voted for the incumbent slate you have every right to change your vote by signing, dating and returning a later dated GOLD proxy card or by voting in person at the Annual Meeting.

Sincerely,

SYMPHONY TECHNOLOGY GROUP, LLC

2012 ANNUAL MEETING OF STOCKHOLDERS

OF

ONVIA, INC.

PROXY STATEMENT

OF

SYMPHONY TECHNOLOGY GROUP, LLC

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Affiliates of Symphony Technology Group, LLC, a Delaware limited liability corporation (“STG LLC” or “we”), are stockholders of Onvia, Inc., a Delaware corporation (the “Company” or “Onvia”). We are writing to seek your support for the election of our three director nominees (“Nominees”) to the Onvia Board at the annual meeting of stockholders scheduled to be held Thursday, May 31, 2012, at 1:00 P.M. Pacific Time at the offices of Onvia at 509 Olive Way, Suite 400, Seattle, Washington 98101 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”). At the Annual Meeting, stockholders of the Company will be asked to consider the following:

•	The election of three Class III directors to serve for three-year terms and until their respective successors shall have been selected and qualified;

•	Ratification of the Onvia, Inc. Section 382 Tax Benefits Preservation Plan; and

•	Any other matters, if any, as may properly be brought before the Annual Meeting and any postponement or adjournment of the Annual Meeting.

This Proxy Statement is soliciting proxies to elect only our Nominees. Accordingly, the enclosed GOLD proxy card may only be voted for our Nominees and does not confer voting power with respect to any of Onvia’s director nominees. See “Voting and Proxy Procedures” on page 6 for additional information. You can only vote for Onvia’s Nominees by signing and returning a proxy card provided by Onvia. Stockholders should refer to Onvia’s proxy statement for the names, backgrounds, qualifications and other information concerning Onvia’s Nominees.

The Company has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as April 10, 2012 (the “Record Date”). The mailing address of the principal executive offices of the Company is 509 Olive Way, Suite 400, Seattle, Washington 98101. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were 8,515,489 shares of Common Stock, par value $0.0001 per share (the “Shares”), outstanding and entitled to vote at the Annual Meeting. As of the Record Date, affiliates of STG LLC beneficially owned an aggregate of 1,242,781 Shares. We intend to vote such Shares FOR the approval FOR all three of our Nominees.

STG UGP, LLC, a Delaware limited liability company, STG III GP, L.P., a Delaware limited liability company, STG III, L.P., a Delaware limited liability company, STG III-A, L.P., a Delaware limited liability company, Romesh Wadhwani (collectively, together with STG LLC, the “Symphony Persons”), the Nominees and our directors, officers and employees listed on Schedule I are deemed to be participants in this proxy solicitation.

THIS SOLICITATION IS BEING MADE BY STG LLC AND NOT ON BEHALF OF THE ONVIA BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS DESCRIBED HEREIN. SHOULD OTHER MATTERS, WHICH WE ARE NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

WE URGE THOSE OF YOU TO WHOM WE HAVE PROVIDED PROXY CARDS TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY ONVIA MANAGEMENT OR THE ONVIA BOARD, YOU MAY REVOKE THAT PROXY AND VOTE FOR EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

IMPORTANT

Your vote is important, no matter how many Shares you own. We urge those of you to whom we have provided proxy cards to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of our Nominees.

•	If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to STG LLC, in the enclosed envelope today.

•

If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Shares on your behalf without your instructions.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked “withhold,” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our three independent Nominees only on our GOLD proxy card. So please make certain that the latest dated proxy card you return is the GOLD proxy card.

BACKGROUND TO SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

•	In November and December 2010, affiliates of STG LLC purchased Onvia shares in the open market, collecting 1,242,781 shares, which represent 14.63% of the outstanding capital stock of Onvia today.

•

In January 2011, STG LLC submitted a non-binding indication of interest to acquire all of the outstanding stock of Onvia for $5.30 to $5.50 per share. Despite several attempts to constructively engage with Onvia’s Board of Directors, STG did not receive any response from Onvia.

•	During 2011, Onvia’s performance decreased significantly. For example, revenue declined from $27.0M to $23.2M, a loss of 14.2%. Onvia’s stock price declined from $4.53 to $2.86, a loss of 36.9%.

•

On January 30, 2012, STG LLC submitted a non-binding indication of interest to acquire all of the outstanding stock of Onvia for $4.25 per share. STG also asked for a meeting with Onvia’s Board and management in advance of the February 10, 2012 deadline for nominating directors to Onvia’s Board at the Annual Meeting of Stockholders. STG LLC did not hear back from Onvia’s Board or management prior to this date.

•

On February 10, 2012, STG LLC submitted to Onvia’s Corporate Secretary, in accordance with Section 2.5 of the Amended and Restated Bylaws of the Company, its nomination of Tim Dowd, Connie Capone and Anirudh Kulkarni for election as Class III Directors of Onvia’s Board at the Company’s 2012 Annual Meeting of Stockholders. Please note that this submission alone was sufficient to cause the nomination of the STG LLC Nominees (despite the repeated statements in the Company’s preliminary proxy statement dated April 6, 2012 mischaracterizing this submission as a mere expression of STG LLC’s intention to make these nominations and professing the Company’s uncertainty as to whether STG LLC will in fact make nominations).

•

On February 13, 2012, STG LLC filed a Form 13D with the SEC, which included the following statement: “The Reporting Persons intend to engage in constructive discussions with the Issuer regarding matters in connection with these nominations and made the nominations at this time merely to avoid the possibility of losing its associated rights with respect to the Annual Meeting.”

•	On February 22, 2012, Onvia publicly disclosed STG LLC’s non-binding indication of interest to purchase the Company’s outstanding stock for $4.25 per share.

•

On March 13, 2012, a representative of STG LLC spoke with Onvia’s Lead Director about the desire to engage with Onvia’s Board and management team to constructively discuss a process for maximizing stockholder value. The representative indicated that its primary objective is to urge the Onvia Board to explore strategic alternatives to maximize stockholder value, but Onvia’s Lead Director responded several days later that the Onvia Board did not believe that a sale of Onvia at such time was in the best interests of Onvia Stockholders.

•

On April 10, 2012, representatives of STG LLC met with Onvia’s CEO and CFO at the offices of Symphony Technology Group in Palo Alto, California. The Onvia representatives discussed with the representatives of STG LLC the information set forth in Onvia’s investor presentation dated March 26, 2012. The meeting participants discussed, but continued to disagree with respect to, the question of whether Onvia conducting a process to explore strategic alternatives at this time would be in the best interests of Onvia’s stockholders.

REASONS FOR OUR SOLICITATION

STG LLC urges stockholders of the Company to whom we provide proxy cards to vote FOR the election of our highly-qualified Nominees on the GOLD proxy card. Assuming our Nominees are elected, we believe that at least three of the seven Onvia board members will look at the business from a balanced, shareholder value maximizing perspective and recognize the following concerns that we believe all shareholders and the Onvia Board should have with respect to Onvia.

We Are Concerned With Stockholder Value Diminution

We believe that over a long-term horizon, stockholder patience with Onvia’s management and board has not been rewarded, as reflected in Onvia’s unaffected stock price prior to Onvia’s public disclosure of STG LLC’s prior $4.25 non-binding indication of interest on February 22, 2012. For the five year calendar-day period ending February 21, 2012, Onvia’s stock price declined from $6.84 to $3.07, a loss of 55.1%. It has underperformed by 72.2% vs. the NASDAQ and 48.6% vs. the S&P 500 during this timeframe. Over the three year calendar-day period ending February 21, 2012, Onvia’s stock price declined from $3.73 to $3.07, a loss of 17.7%. It has underperformed by 130.2% vs. the NASDAQ and 101.0% vs. the S&P 500 during this timeframe.

Over the last year, stockholder value has continued to decline significantly, adding further objective evidence to our belief that the company would be best served as a private entity. Specifically, on an absolute basis, Onvia’s 30 trading-day stock price average as of February 21, 2012 was $3.02 versus $4.37 for the comparable 30 trading-day period a year ago, a decline of 30.9%. Furthermore, on a relative basis, Onvia’s stock price as of February 21, 2012 declined by 28.6% versus a calendar year ago, compared to a 4.0% increase in the NASDAQ and a 1.4% increase in the S&P 500.

We Are Concerned With Onvia’s Current Operating Performance

Onvia’s stock price performance has been driven by worsening operating fundamentals. Revenue for 2011 fell to $23.2M from $27.0M in 2010, a 14.2% decline. In Onvia’s Q4 2011 earnings release, management projected continued negative year over year revenue growth rates for the first half of 2012. Furthermore, Q4 2011 EBITDA (excluding add-backs of amortized stock based compensation) declined by 26.4% vs. Q3 2011 and by 14.8% vs. Q4 2010, raising concerns about the sustainability of the company’s profitability improvement.

We Are Concerned With The Execution Risks Inherent In Onvia’s Turnaround Plan

We appreciate that Onvia’s management team has made efforts to articulate a turnaround plan on the last earnings call and in the investor presentation published on March 26, 2012. However, we believe this plan lacks tangible and substantial detail, causing us discomfort with its achievability. We believe that Onvia management is severely underestimating the magnitude of operational risks involved in Onvia’s turnaround plan. In particular, we believe the Onvia turnaround plan faces significant product and technology risk, sales and marketing execution risk, and organizational / staffing risk, including the following examples:.

•

Product and Technology Risk – our belief that Onvia’s publicly stated strategy of transforming its current technology architecture into a “high value add, proprietary database” involves significant technical challenges that we believe are likely to result in additional costs, service quality issues and execution timeframe delays Our belief on this point is supported by (i) the fact that Onvia has previously invested in software technology that did not achieve successful commercial outcomes, as evidenced by Onvia having taken a publicly disclosed $967,000 impairment charge with respect to such an investment in 2010; and (ii) our own experience in the technological complexity of normalizing databases and capturing, tagging and analyzing content to create high value insight-based solutions from customers, which experience was gained in connection with certain of our portfolio companies such as SymphonyIRI Group;

•

Sales and Marketing Execution Risk – our belief that none of Onvia’s three sales channels – Small/Medium Business (SMB), Enterprise, and Channel – have demonstrated an ability to achieve significant success selling the higher value analytics contemplated by Onvia’s turnaround plan, which belief is based on factors such as Onvia’s own description of its SMB team is as “still a work in process” and the recent departure of Onvia’s vice president of enterprise; and

•

Organizational/Staffing Risk – our belief that Onvia will have difficulty hiring and retaining key staff members, a required component of its turnaround plan, which belief is based on factors such as the loss during the past years of executives such as its vice president of content, vice president of enterprise, controller and head of marketing, none of which roles have, to our knowledge, been directly filled (although Onvia did note on its most recent earnings call that it had hired a new director of enterprise account retention).

We Are Concerned That Onvia, On A Standalone Basis, Does Not Belong As A Public Company

We believe Onvia is too sub-scale to be able to amortize its fixed cost base over sufficient revenue to achieve attractive profitability. Furthermore, its market capitalization of approximately $32M as of March 23, 2012 is below that of most micro-capitalization stocks and it has had a de minimus average trading volume of less than 7,100 shares per day over the three month period ending February 21, 2012 (the day before Onvia’s public disclosure of STG LLC’s non-binding indication of interest). We believe this lack of operating and capital markets scale will not allow the company to attract the analyst coverage or long-term investor base required to enhance its trading multiple and maximize stockholder value in a public context.

We Are Concerned With The Onvia Board’s Lack Of Willingness To Consider Strategic Alternatives

With respect to strategic alternatives, despite several constructive attempts by STG, Onvia’s Board and management team have not been willing to engage in dialogue. We do not believe that the Onvia Board is open to the possibility that the risks of continued poor execution will further destroy stockholder value based on factors such as the Onvia Board’s publicly stated view that our most recent proposal is inadequate and not in the best interests of Onvia and its stockholders in light of the Onvia Board’s view that Onvia’s new management team has made progress in repositioning Onvia. We do not believe the Board fully appreciates the significance of STG’s prior $4.25 offer for Onvia. To put the attractiveness of STG’s prior offer in perspective, the prior proposed price of $4.25 per share represented a 40.7% premium to Onvia’s unaffected 30 trading-day stock price average of $3.02 as of February 21, 2012 (the day prior to Onvia’s public disclosure of STG’s previous $4.25 non-binding indication of interest). Assuming a 15% EBITDA margin (Onvia’s 2011 EBITDA margin was 14.9%) and Onvia’s unaffected TEV / TTM EBITDA multiple (for the three calendar months ending February 21, 2012) of 4.1x TEV / TTM EBITDA, Onvia would have to grow revenue to $40.0M to achieve a $4.25 stock price. This would equate to 72.4% total growth from 2011 revenue of $23.2M, or five years of revenue growth at an 11.5% annual growth rate. Thus, from a time, value maximization and execution risk perspective, we believe that Onvia’s stockholders would be better off if STG’s proposal (or a better proposal arising from Onvia’s Board conducting a process to explore strategic alternatives) were implemented.

We Believe Our Nominees Will Act In The Interest Of Maximizing Stockholder Value

Our Nominees are all seasoned business professionals with deep operational experience in the information services and government domains. They will bring several needed capabilities to the Onvia Board. First, they will bring operational advice on how to stabilize Onvia’s current business and address issues we believe that Onvia has with respect to retaining of key employees (such as its former vice president of content, vice president of enterprise, controller and head of marketing, all of whom have left Onvia in the past year) and customers (our belief that Onvia has a customer retention issue being based on publicly disclosed facts such as the 27% decline in Onvia’s total client base from 6,200 clients at the end of 2010 to 4,500 clients at the end of 2011 (which percentage decline is significantly greater than the publicly disclosed 16% increase in Onvia’s Annual Contract Value per Client)). Second, they will realistically assess the manifold risks we believe to be involved in Onvia’s turnaround plan. Finally, they will provide the analytical acumen and business judgment to oversee the Company and its advisors in evaluating strategic alternatives to maximize stockholder value. If our Nominees are elected to the Onvia Board, they will comprise less than a majority of the Onvia Board.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Onvia Board is currently composed of three classes of directors. The terms of three Class III directors are expiring at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our Nominees in opposition to the Company’s director nominees.

THE NOMINEES

The following information sets forth the name, age, business address, residence address, principal occupation and the class and number of shares of the Company which are beneficially owned by such Nominee. This information also includes for each of the Nominees the specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company. This information has been furnished to us by the Nominees. The Nominees are citizens of the United States of America.

Tim Dowd (Age 48) has more than 25 years of experience leading growth-oriented information and technology enabled services organizations. He currently serves as President and CEO of Current Analysis where he is responsible for all day-to-day operations of the company as well as translating Current Analysis’ long term vision into successful execution. Tim previously served as President and CEO of INPUT, where he oversaw the leading authority on government businesses providing comprehensive procurement and market information, consulting, sales management tools, and educational and networking events to federal, state, and local government businesses. Prior to INPUT, Tim was the President of USIS (now Altegrity) Commercial Services Division (CSD). Tim began his career with General Electric Company and during his 16-year tenure rapidly progressed through several leadership roles in GE's Global Exchange Services (GXS) group and later in GE Capital, serving as Executive Vice President and Officer of Calling Card Services and Executive Vice President and Officer of Sales and Marketing. His principal business address is 21335 Signal Hill Road, Suite 200, Sterling, Virginia 20164. His residential address is 3871 Farrcroft Drive, Fairfax, Virginia 22030.

Connie Capone (Age 46) is an accomplished investment and business professional with significant experience in helping companies grow efficiently and in solving strategic, operational, and turnaround challenges. She currently serves as the CEO of the leading information services firm ePropertyData. Prior to her role at ePropertyData, Connie spent 11 years as a Partner with the distinguished venture capital firm JK&B Capital where she served as a Director for multiple portfolio companies. Her background also includes being the Entrepreneur in Residence at Argonne National Laboratory, as well as senior roles at Booz Allen & Hamilton and Price Waterhouse. Her business address is 978 Euclid Avenue, Winnetka, Illinois 60093. Her residential address is 978 Euclid Avenue, Winnetka, Illinois 60093.

Anirudh Kulkarni (Age 48) is the founder and CEO of Customer Value Partners (CVP), a fast growing government and health-care services consulting firm. A multiple winner of several regional and national fast growth awards, including the Virginia Vanguard Award, the Inc 500/5000 and the Deloitte & Touche Fast 500, CVP provides strategic business and IT consulting to clients in the media, telecommunications, health-care and public sector industries. Headquartered outside of Washington, DC, CVP has regional operations in Boston, Baltimore, Harrisburg, PA and Jackson, MS. CVP's consulting teams help clients drive business performance innovation in the areas of customer relationship management, IT functional effectiveness and operations management. A 5-time winner of SmartCEO Magazine’s Future 50 award, Anirudh has over 25 years of consulting and business experience in the private sector as well in the US government sector marketplace. Prior to founding CVP, Anirudh was the Managing Director for Strategic Services at Answerthink, a publicly held international consulting and technology services firm. Prior to that, he led the Media and Publishing consulting practice at SRA International. He also was the founder of Anthem Decision Support Systems, a management and technology consulting firm specializing in decision support and analytical tools for sales and marketing in the consumer products industry. Anirudh received a BS in operations research and computational science (with honors), with concentrations in statistics and economics, and an MS in operations research and management science, both from the George Washington University. His business address is 3701 Pender Drive, Suite 200, Fairfax, Virginia 22030. His residential address is 6901 Newman Road, Clifton, Virginia 20124.

If elected as a director of the Company, each of the Nominees would be an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, (ii) applicable New York Stock Exchange listing standards applicable to board composition and (iii) Section 301 of the Sarbanes-Oxley Act of 2002.

Other than as stated herein, there are no arrangements or understandings between the Nominees and STG LLC or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.

We do not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for substitute nominees, to the extent this is not prohibited under the bylaws (the “Bylaws”) of the Company and applicable law. In addition, we reserve the right to nominate substitute persons if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, Shares represented by the enclosed GOLD proxy card will be voted for such substitute nominees. We reserve the right to nominate additional persons, to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Onvia Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of STG LLC that any attempt to increase the size of the current Onvia Board constitutes an unlawful manipulation of the Company’s corporate machinery.

THOSE OF YOU TO WHOM WE HAVE PROVIDED PROXY CARDS ARE URGED TO VOTE FOR

THE ELECTION OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 2

RATIFICATION OF THE ONVIA, INC. SECTION 382 TAX BENEFITS PRESERVATION PLAN

Proposal No. 2 is a non-binding proposal pursuant to which the Onvia Board is seeking stockholder ratification of the Onvia, Inc. Section 382 Tax Benefits Preservation Plan (a so-called NOL poison pill). We recommend that you vote “No” with respect to proposal number 2 as we believe the detrimental effect of a rights plan with a 4.9% triggering threshold outweigh the benefits related to preservation of Onvia’s NOLs. The detrimental effects we believe the rights plan to have include: (1) potential anti-takeover effects because an Acquiring Person (as defined in the rights plan) may be diluted upon the occurrence of a triggering event (particularly at the 4.9% ownership threshold), such that the overall effect of the rights plan may be to render more difficult, or discourage, a merger, tender offer, or assumption of a control by a substantial holder of Onvia’s securities; and (2) a potential negative effect on the value of Onvia’s common stock to the extent investors object to holding Onvia common stock subject to the terms of the rights plan and/or are unwilling to go through the necessary board pre-approval process in order to obtain a greater than 4.9% ownership stake.

VOTING AND PROXY PROCEDURES

Voting Rights and Quorum

Stockholders eligible to vote at the Annual Meeting are those identified as owners at the close of business on the Record Date, April 10, 2012. Each outstanding share of common stock is entitled to one vote on all items presented at the Annual Meeting.

At the close of business on April 10, 2012, Onvia had 8,515,419 shares of common stock outstanding and entitled to vote.

A majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will be counted as present in determining the presence of a quorum.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all of your shares are voted.

Proxies Not Returned and Broker Non-Votes

If your shares are held in your name, you must return your GOLD proxy card (if we have provided such a card to you) or attend the Annual Meeting in person in order to vote in favor of our nominees. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters; or

•	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, brokers may vote such shares on behalf of their clients with respect to routine matters, but not with respect to non-routine matters. If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but the broker may not vote on non-routine matters, such as the election of directors, in the absence of client instruction. This is called a “broker non-vote.” Broker non-votes will be counted for the purpose of determining the presence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

Vote Required

Election of Directors

Directors are elected by a plurality of the votes cast for election of directors. If a stockholder does not vote for the election of directors because the authority to vote is withheld, because the proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. Proxies signed and returned unmarked will be voted FOR the nominee for Class III director. Please note that brokers may no longer vote on the election of directors in the absence of specific client instruction. Those who hold shares in a brokerage account are encouraged to provide voting instructions to their broker. Votes that are not returned, withheld or broker non-votes will have no effect on the outcome of the election.

If any nominee is unable to act as director because of an unexpected occurrence, the proxy holders may vote the proxies for another person or the Board of Directors may reduce the number of directors to be elected.

Ratification of Onvia, Inc. Section 382 Tax Benefits Preservation Plan

The proposal to ratify the Section 382 Tax Benefits Preservation Plan will be adopted if a majority of the votes present in person or by proxy and voting on this matter are cast FOR the proposal. You may vote for, against or abstain from approving the proposal. Votes that are not returned, withheld or broker non-votes will have no effect on the outcome of the proposal.

Voting of Proxies and Revocation

The shares represented by the proxy cards received, properly marked, dated, signed, and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card that is returned but not marked will be voted FOR the director nominee, AGAINST the ratification of the Section 382 Tax Benefits Preservation Plan and in accordance with the best judgment of the named proxies on any other matters that may come before the meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority, such as the election of directors. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to Onvia’s Corporate Secretary a written instrument revoking the proxy with a later date, or by attending the Annual Meeting and voting in person.

We urge those of you to whom we have provided proxy cards to promptly vote and submit your proxy by signing, dating, and returning the accompanying proxy card in the enclosed, prepaid, return envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Solicitation of Proxies

The solicitation of proxies pursuant to this Proxy Statement is being made by STG LLC. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

STG LLC and its affiliates will pay the cost of its solicitation of proxies at the Annual Meeting, including the cost of preparing, assembling and mailing this proxy material to stockholders. If its solicitation is successful and any or all Nominees are elected to the Board, STG LLC may, without seeking further approval by the Company’s stockholders, seek reimbursement of its solicitation expenses from the Company. Several of STG LLC’s officers and regular full-time employees may solicit proxies during the course of their ordinary employment and will not receive any additional compensation.

STG LLC has incurred costs for legal counsel and other services related to this solicitation. The total cost of STG LLC’s solicitation as of April 26, 2012 was approximately $54,000; STG LLC estimates that the final cost of the solicitation will be approximately $100,000.

ADDITIONAL PARTICIPANT INFORMATION

The Symphony Persons, the Nominees and our directors, officers and employees listed on Schedule I are deemed to be participants in this solicitation. The principal business of Symphony Technology Group, LLC is acting as the management company for STG private investment funds, including STG III and STG III-A. The principal business of STG III and STG III-A is acting as a private investment fund engaged in purchasing, holding and selling investments for its own account. The principal business of STG III GP is acting as sole general partner of STG III and STG III-A. The principal business of STG UGP is acting as the sole general partner of STG III GP. Dr. Wadhwani is the sole Manager of STG UGP. The business address for each of the Symphony Persons is 2475 Hanover Street, Palo Alto, CA 94304. See Schedule I for additional information relating to our directors, officers and employees who are deemed participants in this solicitation. No additional compensation will be paid to these individuals in connection with this solicitation.

As of the date hereof, STG LLC may be deemed to beneficially own an aggregate of 1,242,781 Shares, consisting of 1,097,251 Shares owned directly by STG III, L.P. and 145,530 Shares owned directly by STG III-A, L.P. As of the date hereof, none of the other participants in this solicitation directly owned any Shares.

Each of the Symphony Persons, as a member of a “group” for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the Shares owned directly by the other members of the group. Each of the Symphony Persons and the other participants in this solicitation specifically disclaims beneficial ownership of such Shares that he or it does not directly own. For information regarding purchases and sales during the past two years by the participants in this solicitation, see Schedule II.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Other than as discussed above, we are unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which we are not aware of a reasonable time before this solicitation, be brought before the 2012 Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

For stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act to be presented at Onvia’s 2013 Annual Meeting and included in our proxy statement, stockholder proposals must be received at Onvia’s principal executive offices not later than the close of business on December 17, 2012.

The Company’s Bylaws outline the process for stockholders to nominate a director or present any other business at an annual stockholders’ meeting other than pursuant to Rule 14a-8 of the Exchange Act. Pursuant to Onvia’s amended and restated bylaws, in order for a stockholder to bring a proposal (other than proposals sought to be included in Onvia’s proxy statement pursuant to Rule 14a-8 of the Exchange Act) before, or make a nomination at, the 2013 Annual Meeting of stockholders, such stockholder must deliver a written notice of such proposal and/or nomination to, or it must be mailed and received by, Onvia’s Corporate Secretary at the principal executive offices of Onvia, no earlier than the close of business on January 31, 2013, and not later than the close of business on March 2, 2013. However, if the date of the 2013 Annual Meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date and less than sixty (60) days’ notice or public disclosure of the date of the meeting is given, the notice must be received not later than the tenth day following public disclosure of the meeting date. Stockholders are also advised to review Onvia’s amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the information that must accompany any such stockholder notice.

As to all such matters which Onvia does not have notice on or prior to March 2, 2013, discretionary authority shall be granted to the persons designated in Onvia’s proxy related to the 2013 Annual Meeting to vote on such proposal.

Incorporation by Reference

In accordance with Rule 14a-5(c), we have omitted from this Proxy Statement certain disclosure required by applicable law that is already included in the Company’s proxy statement relating to the Annual Meeting. This disclosure includes, among other things, current biographical information on the Company’s directors, information concerning executive compensation, and other important information. Although we do not have any knowledge indicating that any statement made by it herein is untrue, we do not take any responsibility for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on our behalf, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information. See Schedule III for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the directors and management of the Company.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

SYMPHONY TECHNOLOGY GROUP, LLC

SCHEDULE I

INFORMATION CONCERNING STG LLC’S DIRECTORS, OFFICERS AND EMPLOYEES WHO ARE

DEEMED TO BE PARTICIPANTS IN THIS SOLICITATION

The principal occupations and business addresses of our directors, executive officers and employees who are deemed to be participants in this solicitation are set forth below.

Name	Position; Principal Occupation	Principal Business Address
Romesh Wadhwani	Chairman and CEO, Symphony Technology Group	2475 Hanover Street, Palo Alto, CA 94304

William Chisholm	Managing Director, Symphony Technology Group	2475 Hanover Street, Palo Alto, CA 94304

Brad MacMillin	Chief Financial Officer, Symphony Technology Group	2475 Hanover Street, Palo Alto, CA 94304

1

SCHEDULE II

TRANSACTIONS IN SECURITIES OF THE COMPANY

DURING THE PAST TWO YEARS

All transactions were made in the open market

Class of Security	Securities Purchased	Price Per Share ($)	Date of Purchase

STG III, L.P.

Class of Security	Securities Purchased	Price Per Share ($)	Date of Purchase

Common Stock	53,415	$3.02	11/13/10
Common Stock	15,782	$3.02	11/17/10
Common Stock	358	$3.13	11/18/10
Common Stock	492,879	$4.10	12/13/10
Common Stock	441,450	$4.10	12/13/10
Common Stock	88,290	$4.10	12/13/10
Common Stock	5,077	$4.07	12/13/10

STG UGP, LLC

No transactions to report.

STG III G.P., L.P.

No transactions to report.

STG III-A, L.P.

Class of Security	Securities Purchased	Price Per Share ($)	Date of Purchase

Common Stock	7,085	$3.02	11/13/10
Common Stock	2,093	$3.02	11/17/10
Common Stock	48	$3.13	11/18/10
Common Stock	65,371	$4.10	12/13/10
Common Stock	58,550	$4.10	12/13/10
Common Stock	11,710	$4.10	12/13/10
Common Stock	673	$4.08	12/13/10

Symphony Technology Group, LLC

No transactions to report.

Romesh Wadhwani

No transactions to report.

Tim Dowd

No transactions to report.

Connie Capone

No transactions to report.

Anirudh Kulkarni

No transactions to report.

William Chisholm

No transactions to report.

Brad MacMillin

No transactions to report.

SCHEDULE III

The following table is reprinted from the Company’s proxy statement filed with the Securities and Exchange Commission on April 16, 2012.

PERSONS OWNING MORE THAN FIVE PERCENT OF OUR STOCK

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 15, 2012, certain information with respect to the beneficial ownership of Onvia’s common stock by: (i) each stockholder known by Onvia to be the beneficial owner of more than 5% of its common stock; (ii) each of its directors; (iii) the Named Executive Officers identified in the Summary Compensation Table; and (iv) all executive officers and directors as a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of Class (3)
Asamara, LLC (4)	1,598,239	18.77%
Nadel and Gussman
James F. Adelson
Stephen J. Heyman
15 East 5th Street, 32nd Floor
Tulsa, OK 74103
STG UGP, LLC (5)	1,242,781	14.59%
STG III GP LP
STG III LP
STG III-A LP
Wadhwani Romesh
2475 Hanover Street
Palo Alto, CA 94304
Diker Management, LLC (6)	792,996	9.31%
Diker GP, LLC
Charles M. Diker
Mark N. Diker
730 Fifth Ave., 15th Floor
New York, NY 10019
Roger Feldman, Director (7) (8)	501,066	5.84%
3 Bethesda Metro Center, Suite 810
Bethesda, MD, 20814
Harvey Hanerfeld (7) (9)	450,984	5.30%
3 Bethesda Metro Center, Suite 810
Bethesda, MD, 20814
Irvine N. Alpert, Executive Vice President (10)	172,717	2.00%
Jeffrey C. Ballowe, Director (11)	138,175	1.61%
D. Van Skilling, Chairman of the Board (12)	95,733	1.12%
Robert G. Brown, Director (13)	93,649	1.09%
James Brill, Director (14)	67,562	*
Henry G. Riner, CEO and President (15)	57,354	*
Michael Frankel, Director (16)	15,537	*
Naveen Rajkumar, Chief Information Officer (17)	12,330	*
All directors and officers as a group (10 persons) (18)	1,214,113	13.38%

*	Less than 1%
(1)	Except as otherwise indicated, the persons or entities named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information in the footnotes to this table.
(2)	Under the Securities and Exchange Commission, or SEC’s rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person upon the exercise of options within 60 days of March 15, 2012.
(3)	Calculated on the basis of 8,512,338 shares of common stock outstanding as of March 15, 2012, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after March 15, 2012 are deemed to be outstanding for the purpose of calculating that stockholder’s beneficial ownership.
(4)	According to Schedule 13D filed on June 17, 2005. Asamara, LLC has sole voting and dispositive power over 1,236,481 shares. Nadel and Gussman Energy, LLC has sole voting and dispositive power over 361,758 shares. James F. Adelson and Stephen J. Heyman are managers of Asamara, LLC and Nadel and Gussman Energy, LLC. Mr. Adelson and Mr. Heyman are reported to have shared voting and dispositive power over 1,598,239 shares.
(5)	According to Schedule 13D filed on February 10, 2012, 1,097,251 shares are owned by STG III, LP and 145,530 shares are owned directly by STG III-A, LP. STG III GP, LP is the sole general partner of STG III, LP and STG III-A, LP and consequently has the power to vote or direct the voting, or dispose, or direct the disposition of all the shares. STG UGP, LLC is the sole general partner of STG III GP, LP and controls the voting or disposition of all the shares. Dr. Wadhwahi is the Manager of STG UGP, LLC and either has the sole authority and discretion to manage and conduct the affairs of STG UGP, LLC, or has veto power over the management and conduct of STG UGP, LLC.
(6)	According to Schedule 13G filed on February 10, 2012. Diker GP, LLC, is the general partner of Diker Value-Tech Fund, LP, Diker Value Tech QP Fund, LP, Diker Micro-Value Fund, LP, Diker Micro-Value QP Fund, LP, Diker Micro and Small Cap Fund, LP, and Diker M&S Cap Master, Ltd. (collectively, the “Diker Funds”), and beneficially owns 631,587 shares. Diker Management, LLC is the investment manager of Diker Funds, and beneficially owns 792,996 shares. Charles M. Diker and Mark N. Diker are the managing members of Diker GP, LLC and Diker Management, LLC, and beneficially own 792,996 shares.
(7)	Mr. Feldman and Mr. Hanerfeld are the sole owners and managing members of West Creek Capital, LLC (“West Creek”), which is the investment adviser to West Creek Partners Fund L.P., or Partners Fund, which owns 407,502 shares and WC Select LP, which owns 12,866 shares. Mr. Feldman is a member owner of Oliver Street Capital, LLC, which owns 8,386 shares. Mr. Feldman and Mr. Hanerfeld may be deemed to have the shared power to direct the voting and disposition of the shares owned by the Partners Fund and Oliver Street Capital.
(8)	Mr. Feldman’s beneficial ownership includes 407,502 shares owned by the Partners Fund, 8,386 shares owned by Oliver Street Capital, 12,866 shares owned by WC Select LP, 14,750 shares personally owned by Mr. Feldman, 38,750 shares issuable upon exercise of options granted to Mr. Feldman under the 1999 Plan, 10,812 shares issuable upon exercise of options granted to Mr. Feldman under the Onvia, Inc. 2008 Equity Incentive Plan, or the 2008 Plan, and 8,000 shares issuable upon exercise of options granted to Mr. Feldman under the 2000 Directors’ Stock Option Plan, or the Director’s Plan, all of which are exercisable within 60 days of March 15, 2012.
(9)	Mr. Hanerfeld’s beneficial ownership includes 407,502 shares owned by the Partner’s Fund, 12,866 shares owned by WC Select LP, 8,386 shares owned by Oliver Street Capital, and 22,230 shares personally owned by Mr. Hanerfeld.
(10)	Mr. Alpert’s beneficial ownership includes 39,452 shares, 3,265 shares held in the Unitized Fund under the Onvia 401(k) Plan, and 130,000 shares issuable upon exercise of options granted to Mr. Alpert under the 1999 Plan, all of which are exercisable within 60 days of March 15, 2012.

(11)	Mr. Ballowe’s beneficial ownership includes 90,416 shares, 37,759 shares issuable upon exercise of options granted under the 1999 Plan, 8,000 shares issuable upon exercise of options granted under the 2008 Plan, and 2,000 shares issuable upon exercise of options granted to Mr. Ballowe under the Directors’ Plan, all of which are exercisable within 60 days of March 15, 2012.
(12)	Mr. Skilling’s beneficial ownership includes 40,152 shares, 33,750 shares issuable upon exercise of options granted under the 1999 Plan, 13,831 shares issuable upon exercise of options granted under the 2008 Plan, and 8,000 shares issuable upon exercise of options granted to Mr. Skilling under the Directors’ Plan, all of which are exercisable within 60 days of March 15, 2012.
(13)	Mr. Brown’s beneficial ownership includes 20,149 shares, 52,500 shares issuable upon exercise of options granted under the 1999 Plan, 13,000 shares issuable upon exercise of options granted under the 2008 Plan, and 8,000 shares issuable upon exercise of options granted to Mr. Brown under the Directors’ Plan, all of which are exercisable within 60 days of March 15, 2012.
(14)	Mr. Brill’s beneficial ownership includes 10,000 shares, 38,750 shares issuable upon exercise of options granted under the 1999 Plan, 10,812 shares issuable upon exercise of options granted under the 2008 Plan, and 8,000 shares issuable upon exercise of options granted to Mr. Brill under the Directors’ Plan, all of which are exercisable within 60 days of March 15, 2012.
(15)	Mr. Riners’s beneficial ownership includes 354 shares held in the Unitized Fund under the Onvia 401(k) Plan, and 57,000 shares issuable upon exercise of options granted to Mr. Riner under the 2008 Plan, all of which are exercisable within 60 days of March 15, 2012.
(16)	Mr. Frankel’s beneficial ownership includes 6,505 shares, 9,032 shares issuable upon exercise of options granted under the 2008 Plan, which are exercisable within 60 days of March 15, 2012.
(17)	Mr. Rajkumar’s beneficial ownership includes 12,330 shares issuable upon exercise of options granted under the 2008 Plan, which are exercisable within 60 days of March 15, 2011.
(18)	Includes 558,226 shares of common stock subject to options exercisable within 60 days of March 15, 2012.

GOLD PROXY CARD

PROXY FOR ANNUAL STOCKHOLDERS MEETING

To Be Held May 31, 2012

THIS PROXY IS SOLICITED ON BEHALF OF SYMPHONY TECHNOLOGY GROUP, LLC STG UGP, LLC, STG LLC GP, L.P., STG III, L.P., STG III-A, L.P., ROMESH WADHWANI, TIM DOWD, CONNIE CAPONE AND ANIRUDH KULKARNI

THE BOARD OF DIRECTORS OF ONVIA, INC. IS NOT SOLICITING THIS PROXY

PROXY

The undersigned hereby appoints Brad MacMillin and William Chisholm as proxies for the undersigned, with full powers of substitution, with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in ONVIA, INC. (“Onvia”) at the Annual Stockholders Meeting to be held on May 31, 2012 at 1:00 P.M., local time, at Onvia’s executive offices at 509 Olive Way, Suite 400, Seattle, Washington 98101, and any adjournments, postponements, continuations and reschedulings thereof with all powers the undersigned would possess if personally present. The undersigned hereby revokes any proxy previously given with respect to such stock. The proxies present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all the powers conferred by this proxy.

This proxy, if properly executed, will be voted in accordance with the instructions given. Unless revoked or otherwise instructed, the shares represented by this proxy will be voted FOR each of the director nominees of Symphony Technolgy Group, LLC, STG UGP, LLC, STG LLC GP, L.P., STG III, L.P., STG III-A, L.P. and Romesh Wadhwani (the “Symphony Persons”), AGAINST the ratification of the Section 382 Tax Benefits Preservation Plan and in accordance with the discretion of the proxies upon all other matters which may properly come before the meeting or any adjournment or postponement thereof. The Symphony Persons presently knows of no other matters to be brought before the meeting. PLEASE SIGN, DATE AND MAIL IN THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

(Continued and to be signed on other side)

GOLD PROXY CARD

Please mark your votes as in this example: x

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THIS PROXY. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE SYMPHONY PERSONS’ THREE DIRECTOR NOMINEES, AGAINST THE RATIFICATION OF THE SECTION 382 TAX BENEFITS PRESERVATION PLAN AND OTHERWISE IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

1. Approval of the Symphony Persons’ proposal to elect as director the nominees set forth below:

NOMINEES	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
TIM DOWD	[ ]	[ ]	[ ]
CONNIE CAPONE

ANIRUDH KULKARNI

2. Approval of the Company’s proposal to ratify the Section 382 Tax Benefits Preservation Plan.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments, postponements, continuations and reschedulings thereof.

Please vote, date, and sign below, and promptly return in the enclosed envelope.

DATED:

(Signature)

(Signature, if held jointly)

(Title)

NOTE: Please sign exactly as the name appears stenciled on this proxy. When signing as attorney, executors, administrators, trustee, or guardian, please set forth your full title. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.